CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 4, 1998 included in the Company's Form 10-KSB for the year ended September 30, 1998 and to all references of our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Miami, Florida,
 January  29, 1999.